CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 22, 2007, relating to the financial statements and financial highlights which appear in the June 30, 2007 Annual Report to Shareholders of Citizens Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such
Registration Statement.

PricewaterhouseCoopers LLP Columbus, Ohio April 4, 2008